Exhibit 31.3

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

I, Elisa Steele, certify that:

1.I have reviewed this Amendment No. 1 to annual report on Form 10-K of Jive Software, Inc.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2017

By:	/s/ Elisa Steele
Elisa Steele
Chief Executive Officer and Director
Jive Software, Inc.